EXHIBIT 23.1


                          INDEPENDENT AUDITORS' CONSENT


We consent to the use in the Registration Statements and Prospectus on Form S-8 dated December 30, 1994, of Shuffle Master, Inc. of our report dated December 13, 1995, on the financial statements of Shuffle Master, Inc. for the year ended October 31, 1995, incorporated by reference in the Registration Statements, and to the use of our name and the statements with respect to us under the heading "Experts" in such Prospectus.



Minneapolis, Minnesota
January 22, 1998                        BLANSKI PETER KRONLAGE & ZOCH, P.A.